Exhibit 99.2

Abacus Settlements, LLC d/b/a Abacus Life

Financial Statements as of and for the Years Ended December 31, 2022, and 2021, and

Report of Independent Registered Public Accounting Firm

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	3

AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021:

Balance Sheets	4

Statements of Operations and Comprehensive (Loss) Income	5

Statements of Cash Flows	6

Statements of Changes in Members’ Equity	7

Notes to Financial Statements	8 - 18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members

Abacus Settlements, LLC d/b/a Abacus Life

Opinion on the financial statements

We have audited the accompanying balance sheets of Abacus Settlements, LLC d/b/a Abacus Life (a Florida limited liability company) (the “Company”) as of December 31, 2022 and 2021, the related statements of operations and comprehensive (loss) income, changes in members’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Philadelphia, Pennsylvania

February 17, 2023

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

BALANCE SHEETS

AS OF DECEMBER 31, 2022 AND 2021

	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,458,740	$2,599,302
Related party receivables	402,749	590,371
Other receivables	122,455	40,000
Prepaid expenses	216,150	305,516
Other current assets	15,633	—

Total current assets	2,215,727	3,535,189

PROPERTY AND EQUIPMENT—Net	72,218	33,303
INTANGIBLE ASSETS—Net	148,933	214,071
OTHER ASSETS:
Operating right-of-use asset	300,866	367,508
Due from members and affiliates	1,448	16,536
State security deposits	206,873	206,640
Certificate of deposit	262,500	918,750
Other non-current assets	7,246	—

Total other assets	778,933	1,509,434

TOTAL ASSETS	$3,215,812	$5,291,997

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$36,750	$—
Accrued payroll and other expenses	541,866	510,846
Operating lease liabilities- current portion	214,691	135,321
Contract liability—deposits on pending settlements	322,150	1,678,791
Due to members	1,411	11,857

Total current liabilities	1,116,869	2,336,815

Operating lease liabilities- noncurrent portion	87,806	232,187

Total liabilities	$1,204,675	$2,569,002

COMMITMENTS AND CONTINGENCIES (NOTE 7)
MEMBERS’ EQUITY:
Common units; $10 par value; 400 common units issued and outstanding at December 31, 2022 and 2021	4,000	4,000
Additional paid-in capital	80,000	80,000
Retained earnings	1,927,137	2,638,995

Total members’ equity	2,011,137	2,722,995

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$3,215,812	$5,291,997

See accompanying notes to financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
ORIGINATION REVENUE	$7,050,007	$4,906,374
RELATED PARTY REVENUE	18,153,456	17,685,770

Total revenue	25,203,463	22,592,144
COST OF REVENUE	5,538,470	2,678,029
RELATED PARTY COST OF REVENUE	11,022,535	11,527,312

Total cost of revenue	16,561,005	14,205,341
GROSS PROFIT	8,642,458	8,386,803
OPERATING EXPENSES:
General and administrative expenses	8,674,425	7,439,549
Depreciation expense	12,165	10,139

Total operating expenses	8,686,590	7,449,688
(LOSS) INCOME FROM OPERATIONS	(44,132)	937,115
OTHER (EXPENSE) INCOME:
Interest income	2,199	11,500
Interest (expense)	(8,817)	0
Consulting income	273	50,000

Total other (expense)/ income	(6,345)	61,500

(LOSS) INCOME BEFORE INCOME TAXES	(50,477)	998,615
INCOME TAX EXPENSE	2,018	1,200

Net (loss) income and comprehensive (loss) income	$(52,495)	$997,415

WEIGHTED-AVERAGE UNITS USED IN COMPUTING NET INCOME (LOSS) PER UNIT:
Basic	400	400
Diluted	400	400
NET INCOME (LOSS) PER UNIT:
Basic earnings per unit	$(131.24)	$2,493.54
Diluted earnings per unit	$(131.24)	$2,493.54

See accompanying notes to financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(52,495)	$997,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	25,184	18,651
Amortization expense	80,138	12,593
Amortization of deferred financing fees	7,817	—
Non-cash lease expense	1,631	—
Changes in operating assets and liabilities:
Related party receivables	187,622	(456,240)
Other receivables	(82,455)	(40,000)
Prepaid expenses	89,366	(58,316)
Other non-current assets	(7,246)
Accounts payable	36,750	—
Accrued payroll and other expenses	31,020	(4,349)
Contract liability—deposits on pending settlements	(1,356,641)	610,541
State security deposit	(233)	(32)
Certificate of deposit	656,250	262,500

Net cash (used in)/ from operating activities	(383,291)	1,342,763

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(64,099)	—
Purchase of intangible asset	(15,000)	(226,664)
Change in due from members and affiliates	15,088	(14,864)

Net cash (used in) investing activities	(64,011)	(241,528)

CASH FLOWS FROM FINANCING ACTIVITIES:
Financing fees	(23,450)	—
Change in due to members	(10,446)	3,639
Distributions to members	(659,363)	(358,216)

Net cash (used in) financing activities	(693,259)	(354,577)

NET (DECREASE)/ INCREASE IN CASH AND CASH EQUIVALENTS	(1,140,562)	746,658
CASH AND CASH EQUIVALENTS—Beginning of year	2,599,302	1,852,644

CASH AND CASH EQUIVALENTS—End of year	$1,458,740	$2,599,302

See accompanying notes to financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

			Additional Paid-in Capital	Retained Earnings	Total Members’ Equity
	Common units
	Units	Amount
BALANCE—January 1, 2021	400	$4,000	$80,000	1,999,796	2,083,796
Net income	—	—	—	997,415	997,415
Distributions	—	—	—	(358,216)	(358,216)

BALANCE—December 31, 2021	400	4,000	80,000	2,638,995	2,722,995
Net (loss)	—	—	—	(52,495)	(52,495)
Distributions	—	—	—	(659,363)	(659,363)

BALANCE—December 31, 2022	400	$4,000	$80,000	$1,927,137	$2,011,137

See accompanying notes to financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF THE BUSINESS

Abacus Settlements, LLC d/b/a Abacus Life (the “Company”) was formed in 2004 in the state of New York. In 2016, the Company obtained its licensure in Florida and re-domesticated to that state.

The Company acts as a purchaser of outstanding life insurance policies on behalf of investors (“financing entities”) by locating policies and screening them for eligibility for a life settlement, including verifying that the policy is in force, obtaining consents and disclosures, and submitting cases for life expectancy estimates, also known as origination services. When the sale of a policy is completed, this is deemed “settled” and the policy is then referred to as either a “life settlements,” in which the insured’s life expectancy is greater than two years or “viatical settlements,” in which the insured’s life expectancy is less than two years.

The Company is not an insurance company, and therefore does not underwrite insurable risks for its own account.

On August 30, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with East Resources Acquisition Company (“ERES”), which was subsequently amended on October 14, 2022 and April 20, 2023. As part of the Merger Agreement, the total transaction value is $618,000,000, where the holders of the Company’s common units together with the holders of Longevity Markets Assets, LLC (“LMA”), a commonly owned affiliate, will receive aggregate consideration of approximately $531,800,000, payable in a number of newly issued shares of ERES Class A common stock, par value $0.0001 per share (“ERES Class A common stock”), with a value ascribed to each share of ERES Class A common stock of $10.00 and, to the extent the aggregate transaction proceeds exceed $200.0 million, at the election of the Company’s and LMA’s members, up to $20.0 million of the aggregate consideration will be payable in cash to the Company’s and LMA’s members. The transaction is expected to close in Q2 2023, subject to shareholder approval and customary closing conditions.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying financial statements are presented in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates—The preparation of U.S. GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities at the date of financial statements and the reports amounts of revenue and expenses during the reporting periods. Company’s estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from the estimates. Estimates are used when accounting for revenue recognition and related costs, the selection of useful lives of property and equipment, impairment testing, valuation of other receivables, income taxes and legal reserves.

Going Concern—Management evaluates at each annual and interim period whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s evaluation is based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. Management has concluded that there are no conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern within one year after the date these financial statements were issued.

Cash and Cash Equivalents—Cash and cash equivalents include short-term and all highly-liquid debt instruments purchased with an original maturity of three months or less.

Related party receivables—Related party receivables include fees to be reimbursed to the Company from life expectancy reports, assisted physician services and escrow services incurred on policies that related party financing entities purchase as part of the origination agreement with the Company. Related party receivables are stated at their net realizable value. Approximately, three-quarters of the outstanding receivables as of December 31, 2022 were collected in January 2023 and half of these fees as of December 31, 2021 were collected in January 2022. The Company recognizes allowances for credit losses equal to the estimated collection losses that will be incurred in collection of all receivables. Management determines the allowance for credit losses based on a review of outstanding receivables, historical collection experience, current economic conditions, and reasonable and supportable forecasts. Account balances are charged off against the allowance for credit losses when deemed uncollectible (after all means of collection have been exhausted and the potential for recovery is deemed remote). The Company does not have any material allowance for credit losses as of December 31, 2022 or December 31, 2021. Refer to Note 12—Related Party Transactions for additional information.

Other receivables—Other receivables include origination fees for policies in which the recission period has ended, but the funds have not been received yet from financing entities. These fees were collected in the subsequent month.

The Company provides an allowance for credit losses equal to the estimated collection losses that will be incurred in collection of all receivables. Management determines the allowance for credit losses based on a review of outstanding receivables, historical collection experience, current economic conditions, and reasonable and supportable forecasts. Account balances are charged off against the allowance for credit losses after all means of collection have been exhausted and the potential for recovery is deemed remote. The Company does not have any material allowance for credit losses as of December 31, 2022 or December 31, 2021.

If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company did not record material allowance for credit losses as of December 31, 2022 and December 31, 2021, respectively.

Concentrations—All of the Company’s revenues are derived from life settlement transactions in which the Company represents financing entities that purchased existing life insurance policies. One financing entity, a company in which the Company’s members’ own interests, represented 60% and 76% of the Company’s revenues in 2022 and 2021, respectively. The Company works with licensed life settlement brokers and agents who represent the sellers. No single broker or agent represented the sellers for over 10% of the Company’s life settlement commission expense in 2022 and 2021.

The Company maintains cash deposits with a major bank which from time to time may exceed federally insured limits. The Company periodically assesses the financial condition of the institution and believes that the risk of loss is minimal. For accounts receivable, the Company is exposed to credit risk in the event of nonpayment by customers to the extent of the amounts recorded on the accompanying Balance Sheet. The Company extends different levels of credit to its customers and maintains allowance for credit loss accounts based upon the expected collectability of accounts receivable. The Company’s procedures for determining this allowance includes evaluating individual customer receivables, considering a customer’s financial condition, monitoring credit history and current economic conditions, using historical experience applied to an aging of accounts, and reasonable and supportable forecasts.

Property and Equipment—Net—Property and equipment, net is stated at cost less accumulated depreciation. Depreciation expense is recognized over the useful lives of the assets using the straight-line method. The estimated useful life of each asset category is as follows:

Years
Computer equipment	5
Office furniture	5

Expenditures for repairs and maintenance are charged to expense in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposal is recognized as a gain or loss on disposal, which is included in other income), in the statements of operations and comprehensive (loss) income.

Property and equipment are tested for recoverability whenever events or changes in circumstance indicate that their carrying amounts may not be recoverable. An impairment loss is recognized if the carrying amount of property and equipment is not recoverable and exceeds its fair value. Recoverability is determined based on the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group. There were no impairments recognized during the years ended December 31, 2022 and 2021, respectively. Property and equipment to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Intangible Assets—Net—Intangible assets are stated at cost, less accumulated amortization, and consist of capitalized costs incurred for the development of internal use software. The costs incurred exclusively consist of fees incurred from an external consulting firm during the development stage of the project and are subject to capitalization under Accounting Standards Codification (“ASC”) 350-40, Internal-Use Software. The software is amortized on the straight-line basis over an estimated useful life of 3 years. Company reviews definite-lived intangible assets and other long-lived assets for impairment whenever an event occurs that indicates the carrying amount of an asset may not be recoverable. No impairment was recorded for the years ended December 31, 2022 and 2021.

State security deposit and Certificate of Deposit—As a requirement of the licensing process, the Company is required to maintain a security deposit with a depository bank for the New Jersey Department of Banking and Insurance. The Company maintains a money market account in TD Wealth (NJ) to comply with these requirements. Additionally, a deposit was made with the Florida Department of Financial Services to meet a similar requirement in the state of Florida. Further, Bank of America required the Company to purchase a certificate of deposit as collateral for an irrevocable letter of credit, which supports the bonds that are required by certain states for licensing. As these deposits cannot be withdrawn due to regulatory requirements, they are not short term in nature and are classified as noncurrent assets on the balance sheets.

Fair Value Measurements—The following fair value hierarchy is used in selecting inputs for those assets and liabilities measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s assumptions (unobservable inputs). The Company evaluates these inputs and recognizes transfers between levels, if any, at the end of each reporting period. The hierarchy consists of three levels:

Level 1—Valuation based on quoted market prices in active markets for identical assets or liabilities;

Level 2—Valuation based on inputs other than Level 1 inputs that are observable for the assets or liabilities either directly or indirectly;

Level 3—Valuation based on prices or valuation techniques that require inputs that are both significant to the fair value measurement and supported by little or no observable market activity.

The carrying values of the Company’s financial assets and liabilities, including cash and cash equivalents, premiums, commissions and fees receivable, premiums payable and accrued expenses and other current liabilities, approximate their fair values because of the short period of time to maturity and liquidity of those instruments.

Revenue Recognition—The Company recognizes revenue from origination activities by acting as a provider of life settlements and viatical settlements representing investors that are interested in purchasing life settlements on the secondary or tertiary market. Revenue from origination services consists of fees negotiated for each purchase and sale of a policy to an investor, which also include any agent and broker commissions received and the reimbursement of transaction costs. For revenue disaggregation based upon the source of the policy, see disclosure in Note 8—Revenue.

The Company’s revenue-generating arrangements are within the scope of ASC 606, Revenue from Contracts with Customers. The Company originates life settlements policies with third parties that include settlement brokers, life insurance agents, and direct consumers or policyholders. The Company then provides the administration services needed to initiate the transfer of the life settlement policies to investors in exchange for an origination fee. Such transactions are entirely performed through an escrow agent. In these arrangements, the customer is the investor, and the Company has a single performance obligation to originate a life settlement policy for the investor. The consideration transferred upon each policy is negotiated directly with the investor by the Company and is dependent upon the policy death benefits held by each life settlement policy. The revenue is recognized when the performance obligation under the terms of the contracts with customers are satisfied. The Company recognizes revenue from life settlement transactions when the closing has occurred and any right of rescission under applicable state law has expired (i.e., the customer obtains control over the policy and has the right to use and obtain the benefits from the policy). While rescission periods may vary by state, most states grant the owner the right to rescind the contract before the earlier of 30 calendar days after the execution date of the contract or 15 calendar days after life settlement proceeds have been sent to the owner. Purchase and sale of the policies generally occurs simultaneously, and only the fees received, including any agent and broker commissions and transaction costs reimbursed, are recorded as gross revenue.

For agent and broker commissions received and transaction costs reimbursed, the Company has determined that it is acting as the principal in the relationship as it maintains control of the services being performed as part of performance obligation prior to facilitating the transfer of the life settlement policy to the investor.

While the origination fees are fixed amounts based on the face value of the policy death benefit, there is variable consideration present due to the owners recission right. When variable consideration is present in a contract, the Company estimates the amount of variable consideration to which it expects to be entitled at contract inception and again at each reporting period until the amount is known. The entity applies the variable consideration constraint so that variable consideration is included in the transaction price only to the extent it is probable that a subsequent change in estimate will not result in a significant revenue reversal. While origination fees are variable due to the recission periods, given that the recission periods are relatively short in nature, the Company has concluded that such fees are fully constrained until the rescission period lapses and thus records revenue at a fixed amount based on the face value of the policy death benefit after the recission period is over.

Cost to Obtain or Fulfill Contracts—Costs to obtain or fulfill contracts include commissions for brokers or agents under specific agreements that would not be incurred without a contract being signed and executed. The Company has elected to apply the ASC 606 ‘practical expedient’ which allows us to expense these costs as incurred if the amortization period related to the resulting asset would be one year or less. The Company has no instances of contracts that would be amortized for a period greater than a year, and therefore has no contract costs capitalized for these arrangements.

Contract Balances—The timing of revenue recognition, customer billing and cash collection can result in billed accounts receivable, unbilled receivables (contract assets), and deferred revenues (contract liabilities). Contract liabilities consist of deposits on pending settlements, where origination fees and commissions were received from policies that had closed in December, but the right of rescission period had not expired as of December 31.

Commissions—The Company receives a fee from the purchaser for their part in arranging the life settlement transactions. Out of that fee income, the Company pays commissions to the licensed representative of the seller, if one is required. Commission expense is recorded at the same time revenue is recognized and is included in the accompanying statements of operations and comprehensive (loss) income as cost of sales.

Segment—Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the chief operating decision maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its President and Chief Executive Officer. The Company has determined that it operates in one operating segment and one reportable segment, as the CODM reviews financial information presented for purposes of making operating decisions, allocating resources, and evaluating financial performance.

Income Taxes—The Company is taxed as an S-corporation for U.S. federal income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the Company’s income or loss and credits are passed through to the members and reported on their individual Federal income tax return. The Company is required to file tax returns in most of the states in which it does business. Not all of the states recognize S-corporations as pass-through entities, and the Company is taxed at the corporate level. Accordingly, the Company pays income taxes to those states that do not treat S corporations as pass-through entities for tax purposes. The income tax expense or benefit is based on taxable income allocated to the states that do not recognize S-corporations as pass-through entities.

The Company records uncertain tax positions in accordance with ASC 740, Income Taxes, on the basis of a two-step process whereby: (i) management determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position, and (ii) for those tax positions that meet the more likely than not recognition threshold, management recognizes the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties as a component of income tax expense. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Advertising—All advertising expenditures incurred by the Company are charged to expense in the period to which they relate and are included in general and administrative expenses on the accompanying statements of operations and comprehensive (loss) income. Advertising expense totaled $1,414,828 and $1,803,000 for the years ended December 31, 2022 and 2021, respectively.

Leases—The Company accounts for its leases in accordance with ASC 842, Leases. A contract is or contains a lease if there is identified property, plant and equipment that is either explicitly or implicitly specified in the contract and the lessee has the right to control the use of the property, plant and equipment throughout the contract term, which is based on an evaluation of whether the lessee has the right to direct the use of the property, plant and equipment.

In April 2022, the Company entered into an agreement to lease additional office space in Orlando, Florida from a vendor. The lease commenced on May 1, 2022 and goes through October 30, 2023.

Historically, the Company’s lease portfolio consisted of a single lease of office space in Orlando, Florida, which is accounted for as an operating lease. In April 2021, the lease was modified to expand the office space leased by the Company and also extend the term of the lease through July 31, 2024. The Company is responsible for utilities, maintenance, taxes and insurance, which are variable payments based on a reimbursement to the lessor of the lessor’s costs incurred. The Company excludes variable lease payments from the measurement of lease liabilities and right-of-use (“ROU”) assets recognized on the Company’s balance sheets. Variable lease payments are recognized as a lease expense on the Company’s statements of operations and comprehensive (loss) income in the period incurred. The Company has elected the practical expedient to account for lease components and non-lease components together as a single lease component for its real estate leases noted above.

The Company has elected the short-term lease exemption, which permits the Company to not recognize a lease liability and ROU asset for leases with an original term of one year or less. Currently, the Company does not have any short-term leases. The Company’s current lease includes a renewal option. The Company has determined that the renewal option is not reasonably certain of exercise based on an evaluation of contract, market and asset-based factors, and therefore does not include periods covered by renewal options in its lease term. The Company’s leases generally do not include purchase options, residual value guarantees, or material restrictive covenants.

The Company determines its lease liability and ROU by calculating the present value of future lease payments. The present value of future lease payments is discounted using the Company’s incremental borrowing rate. As the Company’s leases generally do not have a readily determinable implicit rate, the Company uses its incremental borrowing rate based on market yields and comparable credit ratings, adjusted for lease term, to determine the present value of fixed lease payments based on information available at the lease commencement date.

The Company does not have any finance leases, nor is the Company a lessor (or sublessor).

See Note 14 for additional disclosures related to leases.

Earnings Per Unit—The Company has only one class of equity. Basic net (loss) income per unit is calculated by dividing net (loss) income by the weighted average number of units outstanding during the applicable period. If the number of units outstanding increases as a result of a unit dividend or unit split or decreases as a result of a reverse unit split, the computations of basic net (loss) income per unit are adjusted retroactively for all periods presented to reflect that change in capital structure. If such changes occur after the close of the reporting period but before issuance of the financial statements, the per-units computations for that period and any prior-period financial statements presented are based on the new number of units.

3.	SEGMENT REPORTING

Operating as a centrally-led life insurance policy intermediary, the Company’s President and Chief Executive Officer is the CODM who allocates resources and assesses financial performance based on financial information presented for the Company as a whole. As a result of this management approach, the Company is organized as a single operating segment.

4.	PROPERTY AND EQUIPMENT—NET

Property and equipment, net consists of the following:

	2022	2021
Computer equipment	$91,993	$45,172
Office furniture	68,778	54,069
Leasehold improvement	2,569	—

Total property and equipment	163,340	99,241
Less: accumulated depreciation	(91,122)	(65,938)

Property and equipment—net	$72,218	$33,303

Depreciation expense recorded for property and equipment was $25,184 and $18,651, of which $13,019 and $8,512 has been included in cost of sales, for the years ended December 31, 2022 and 2021, respectively.

5.	INTANGIBLE ASSETS—NET

Intangible assets—net, consist of the following:

	2022	2021
Software	$241,664	$226,664
Less: accumulated amortization	92,731	12,593

Intangible assets—net	$148,933	$214,071

Amortization expense for the year ended December 31, 2022 and 2021 amounted to $80,138 and $12,593, respectively, and has been included in cost of sales.

6.	ACCRUED PAYROLL AND OTHER EXPENSES

The Company’s accrued payroll and other expenses were as follows:

	2022	2021
Accrued payroll	$224,168	$188,529
Accrued credit card fees	235,680	172,189
Other expenses	82,018	150,128

Total accrued payroll and other expenses	$541,866	$510,846

7.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings—The Company is a defendant in a lawsuit brought by a third party. The third party seeks to rescind a viatical settlement contract regarding a $4 million life insurance policy as the third party contends that the subject transaction documents were inconsistent with Delaware law and therefore the rescission provisions of the transaction documents were not enforceable. The trial is expected to begin in April 2023. The Company believes it has acted properly and in accordance with applicable state law and regulations. Legal counsel feels that a favorable outcome is likely for the Company; therefore, no liability has been accrued on the accompanying balance sheets. Although the Company believes there is no merit to this case, there is a five (5) million-dollar errors and omissions insurance policy in place with a $50,000 deductible per occurrence, which would limit any exposure to the Company.

Letter of credit—The Company entered into a one-year letter of credit agreement in August 2022 to support bonding requirements associated with state insurance licenses and provide the Company the ability to borrow up to $1,012,500 related to state penal bonds. The letter of credit has variable interest based on Wall Street Journal Prime rates, beginning at 6.5%. Interest is only due on the outstanding principal amount. The Company did not draw on the letter of credit during 2022, as such $0 was outstanding as of December 31, 2022. The Company incurred $23,450 of financing fees associated with establishing the letter of credit, which have been capitalized in other current assets and amortized over the stated term.

8.	REVENUE

Remaining performance obligation—The Company is recognizing revenue at a point in time when the closing has occurred and any right of rescission under applicable state law has expired. As of December 31, 2022 and 2021, there are $322,150 and $1,678,791 in revenues allocated to performance obligations to be satisfied, of which all are expected to be recognized as revenue in the following year when the right of rescission has expired.

Disaggregated Revenue—The following table presents a disaggregation of the Company’s revenue by major sources for the years ended December 31, 2022 and 2021:

	2022	2021
Agent	$12,156,552	$7,668,256
Broker	9,938,808	11,378,713
Client direct	3,108,103	3,545,175

Total	$25,203,463	$22,592,144

Contract Balances—The balances of contract liabilities arising from contracts with customers for the years ended December 31, 2022 and 2021 were as follows:

	2022	2021
Contract liabilities—beginning of year	$1,678,791	$1,068,250
Additions to Contract Liabilities	322,150	1,678,791
Recognition of revenue deferred in the prior year	(1,678,791)	(1,068,250)

Contract liabilities—end of year	$322,150	$1,678,791

9.	INCOME TAXES

Since the Company elected to file as an S-corporation for Federal and State income tax purposes, the Company incurred no Federal or State income taxes. Accordingly, tax expense is attributable to minimum state tax payments that are due regardless of their S-corporation status and income position.

The components of expense for income taxes for the years ended December 31, 2022 and 2021 are as follows:

	2022	2021
State income taxes:
Current	$2,018	$1,200
Deferred	—	—

Expense for income taxes	$2,018	$1,200

This expense solely relates to state minimum tax for state taxes that have been paid and settled during the respective years shown above.

For the years ended December 31, 2022 and 2021, the income tax expense differs from the provision that would result from applying state statutory tax rates to the income before income taxes due to the Company’s S-corporation election. A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

Tax at federal statutory rate	21.00%	21.00%
State taxes, net of federal benefit	(4.00)	0.12
U.S. income attributable to pass-through entity	(21.00)	(21.00)

Effective income tax rate	(4.00)%	0.12%

The Company did not have any unrecognized tax benefits relating to uncertain tax positions at December 31, 2022 and 2021 and did not recognize any interest or penalties related to uncertain tax position at December 31, 2022 and 2021.

Given the company’s S-Corporation status, temporary book and tax differences do not create a deferred tax asset or liability on the balance sheets. Accordingly, an assessment of realizability of any deferred tax asset balances is not relevant.

On March 27, 2020, the CARES Act was enacted. The CARES Act includes provisions, among others, addressing the carryback of net operating losses for specific periods, refunds of alternative minimum tax credits, temporary modifications to the limitations placed on the tax deductibility of net interest expenses, and technical amendments for qualified improvement property. Additionally, the CARES Act provides for various payroll incentives, including PPP loans, refundable employee retention tax credits, and the deferral of the employer-paid portion of social security payroll taxes.

10.	RETIREMENT PLAN

The Company had a 401(k) Safe Harbor and Discretionary Profit-Sharing Plan (the Plan) with a service provider until May 30, 2021, at which time the Company switched to Paychex’s Retirement Services 401(k) Profit Sharing Plan. All eligible employees are able to participate in voluntary salary reduction contributions to the Profit-Sharing Plan. All employees who have completed one year of service with the Company are eligible to receive employer matching contributions. The Company may match contributions to the Profit-Sharing Plan, up to 4% of compensation. For the years ended December 31, 2022 and 2021, the Company made a discretionar

y contribution of $0 and $100,000 to the Profit Sharing Plan, respectively.

11.	MEMBERS’ EQUITY

The Company is authorized to issue up to 400 units of par value common units. Holders of the Company’s common units are entitled to one vote for each share. At December 31, 2022 and 2021, there were 400 shares of common units issued and outstanding. Holders of the common units were entitled to receive, in the event of a liquidation, dissolution or winding up, ratably the assets available for distribution to the unit holders after payment of all liabilities.

12.	RELATED PARTY TRANSACTIONS

Due from members and affiliates includes $1,448 and $16,536 of short-term advances to affiliates with no stated terms at December 31, 2022 and 2021, respectively. Due to members and affiliates includes $1,411 and $11,857 of distributions owed to members at December 31, 2022 and 2021, respectively.

The Company has a related party relationship with Nova Trading (US), LLC (“Nova Trading”), a Delaware limited liability company and Nova Holding (US) LP, a Delaware limited partnership (“Nova Holding” and collectively with Nova Trading, the “Nova Funds”) as the owners of the Company jointly own 11% of the Nova Funds. For the years ended December 31, 2022 and December 31, 2021, the Company has originated 333 and 313 policies, respectively, for the Nova Funds with a total value of $87,143,005 and $106,633,792. For its origination services to the Nova Funds, the Company earns origination fees equal to the lesser of (i) 2% of the net death benefit for the policy or (ii) $20,000 in addition to agent and broker commissions and reimbursements for transaction expenses, where the Company has determined that it is acting as the principal. For the years ended December 31, 2022 and December 31, 2021, revenue earned and contracts originated are as follows:

	December 31,	December 31,
	2022	2021
Origination fee revenue	$6,586,922	$6,158,458
Commissions and transaction reimbursement revenue	$8,656,885	$11,093,512

Total revenue	$15,243,806	$17,251,970

Cost	87,143,005	106,633,792
Face value	481,648,010	459,217,638
Total policies	333	313
Average Age	75	78

The Company also has two other affiliated investors that it provides origination services for. Total revenue earned related to the other affiliated investors was $2,909,650 and $433,800, respectively of which $2,268,150 and $0 related to Longevity Market Assets, LLC (“LMA”), for the years ended December 31, 2022 and December 31, 2021, respectively. Total cost of sales were $2,365,650 and $433,800 for the other affiliated investors for the years ended December 31, 2022 and December 31, 2021, respectively.

In addition, at December 31, 2022 and 2021, there were $175,194 and $590,371, respectively, in expense reimbursements due from the Nova funds, which are included as related party receivables in the accompanying balance sheets.

13.	SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION.

For the years ended December 31, 2022 and December 31, 2021, respectively, supplemental cash flow information and supplemental disclosure of non-cash investing and financing activity consists of the following:

	2022	2021
Supplemental cash flow information:
Cash paid for income taxes	$0	$1,200
Supplemental disclosure of non-cash investing and financing activity:
Distributions owed to the members	1,411	11,857

14.	LEASES

The Company’s ROU assets and lease liabilities for its operating leases consisted of the following amounts as of December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Assets
Operating lease right-of-use asset	$300,866	$367,508
Liabilities
Operating lease liability, current	214,691	135,321
Operating lease liability, noncurrent	87,806	232,187

Total operating lease liabilities	$302,497	$367,508

The Company recognizes lease expense for its operating leases within general and administrative expenses on the Company’s statements of operations and comprehensive (loss) income. The Company’s lease expense for the periods presented consisted of the following:

	Year Ended December 31,
	2022	2021
Operating lease cost	$190,183	$126,178
Variable lease cost	9,403	10,756

Total lease cost	$199,586	$136,935

The following table shows supplemental cash flow information related to lease activities for the periods presented:

	Year Ended December 31,
	2022	2021
Cash paid for amounts included in the measurement of the lease liability
Operating cash flows from operating leases	201,478	126,178
ROU assets obtained in exchange for new lease liabilities	123,541	417,076

The table below shows a weighted-average analysis for lease term and discount rate for all operating leases as of December 31, 2022 and 2021:

	As of December 31,
	2022	2021
Weighted-average remaining lease term (in years)	1.41	2.58
Weighted-average discount rate	3.71%	3.36%

Future minimum noncancelable lease payments under the Company’s operating leases on an undiscounted basis reconciled to the respective lease liability at December 31, 2022 are as follows:

Operating Leases
2023	221,182
2024	88,543
2025	—
2026	—
2027	—
Thereafter	—

Total operating lease payments (undiscounted)	$309,726
Less: Imputed interest	(7,229)

Lease liability as of December 31, 2022	$302,497

15.	SUBSEQUENT EVENTS

The Company has evaluated its subsequent events through February 17, 2023, the date that the financial statements were available to be issued.

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